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                                 [LETTERHEAD]

                                GT GLOBAL FUNDS

G.T. INVESTMENT FUNDS, INC.                     G.T. INVESTMENT PORTFOLIOS, INC.
G.T. GLOBAL GROWTH SERIES                       GT GLOBAL SERIES TRUST

                                                                     MAY 8, 1998

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                   REMINDER: SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1998

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Dear Shareholder:

Recently we distributed proxy material regarding the Special Meeting of Shareholders scheduled to take place on Wednesday, May 20, 1998. As of now, we have not yet received voting instructions from you. All votes are vital no matter how many shares you hold and YOUR SHARES CANNOT BE VOTED UNLESS WE RECEIVE YOUR EXECUTED BALLOT OR YOU ARE PRESENT AT THE MEETING! We urge you to act promptly in order to allow us to obtain a sufficient number of votes, and avoid the possibility of a meeting adjournment. In order for your vote to be represented, we must receive your vote on or before WEDNESDAY, MAY 20, 1998.

For your convenience, we have established three easy methods by which to register your vote:

          1. BY PHONE:     Please call SHAREHOLDER COMMUNICATIONS CORPORATION
                           toll free at 1-800-733-8481, EXTENSION "465".
                           Operators will be available to take your vote
                           Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. Eastern Time.

          2. BY FAX:       Fax your proxy to us toll free at 1-800-733-1885,
                           anytime.

          3. BY MAIL:      Return your executed proxy in the enclosed postage
                           paid envelope. Please utilize this option only if methods 1 and 2 are both unavailable, as we may not receive your proxy by mail by May 20, 1998.

If you have any questions regarding the execution of your proxy, please call SHAREHOLDER COMMUNICATIONS CORPORATION at the above-mentioned number.


Thank you for your prompt attention.